EXHIBIT 3.B - CODE OF REGULATIONS


                             WAYNE BANCORP, INC.

                            AMENDED AND RESTATED

                             CODE OF REGULATIONS

                                (April, 1993)

                                  ARTICLE I

                                   OFFICES

         Section l. The principal office shall be in the City of Wooster, County of Wayne, State of Ohio.

         Section 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                 ARTICLE II
                           STOCKHOLDERS' MEETINGS

         Section 1. Meetings of the Stockholders shall be in the City of Wooster, County of Wayne, State of Ohio.

         Section 2. An annual meeting of the Stockholders shall be held on the fourth Thursday in March in each year if not a legal holiday, and, if a legal holiday, then on the next day following at 2:00 p.m., or on such other date and at such other time as the Board of Directors, in its sole discretion, shall establish from time-to-time, to elect members of the Board of Directors and transact such other business as may properly by brought before the meeting.

         Section 3. Written notice stating the time, place and purpose of a meeting of the Stockholders shall be given either by personal delivery or by mail not less than seven or more than sixty days before the date of the meeting to each Stockholder of record entitled to notice of the meeting by or at the direction of the President or a Vice President or the Secretary or an Assistant Secretary. If mailed, such notice shall be addressed to the Stockholder at his address as it appears on the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Section 4. Meetings of the Stockholders may be called by the President or a Vice President, or the Directors by action at a meeting, or a majority of the Directors acting without a meeting or by the Secretary of the Corporation upon the order of the Board of Directors, or by the persons who hold twenty-five per cent (25%) of all the shares outstanding and entitled to vote thereat. Upon the request in writing delivered either in person or by registered mail to the President or Secretary by any persons entitled to call a meeting of the Stockholders, such officer shall forthwith cause notice to be given to the Stockholders entitled thereto. If such request be refused, then the persons making such request may call a meeting by giving notice in the manner provided in these regulations.

         Section 5. Business transacted at any special meeting of Stockholders shall be confined to the purposes stated in the notice.

         Section 6. Upon request of any Stockholder at any meeting of Stockholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, Or the Stockholders of record as of the record date of such meeting, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima-facie evidence of the facts shown therein.

         Section 7. The holders of a majority of the shares issued and outstanding having voting power, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of Stockholders for the transaction of business, except that at any meeting of Stockholders called to take any action which is authorized or regulated by statute, in order to constitute a quorum, there shall be present in person or represented by proxy the holders of record of shares entitling them to exercise the voting power required by statute, the Articles of Incorporation, or these Regulations, to authorize or take the action proposed or stated in the notice of the meeting. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9. At every meeting of Stockholders, each outstanding share having power shall entitle the holder thereof to one vote on each matter properly submitted to the Stockholders. A Stockholder shall be entitled to vote even though his shares have not been fully paid, but shares upon which an installment of the purchase price is overdue and unpaid shall not be voted.

         Section 10. A person who is entitled to attend a Stockholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photo static, or equivalent reproduction of a writing, appointing a proxy is sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

         Section 11. Unless the Articles of Incorporation or these Regulations prohibit the authorization or taking of any action of the Stockholders without a meeting, any action which may be authorized or taken at a meeting of the Stockholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the Stockholders who would be entitled to notice of a meeting of the Stockholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                 ARTICLE III
                                  DIRECTORS

         Section 1. The election of Directors shall take place at the Annual Meeting of Stockholders, or at a special meeting called for that purpose, and shall be by ballot. Directors shall be elected for one term and shall continue in office until their successors are elected and qualified. The number of members of the Board of Directors constituting the entire Board shall be determined by a two-thirds majority vote of the Continuing Directors (or, if there is no "interested stockholder," a majority vote of the whole Board of Directors of the Corporation), and such exact number shall be twelve (12) until otherwise so determined, provided, however, that in no event shall a change be made to the number of Directors elected greater than two positions in any one year.

         The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year. At the first annual meeting of Stockholders, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created Directorships resulting from any increase in the number of Directors, may be filled by the Board of Directors, acting by a majority of the Directors then in office, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. Notwithstanding the foregoing, and except as otherwise required by law, the terms of the Directors or Directors elected by such holders shall expire at the next succeeding annual meeting of Stockholders. Subject to the foregoing, at each annual meeting of Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Section 2. For their own government the Directors may adopt by-laws not inconsistent with the Articles of Incorporation or these Regulations.

         Section 3. The Directors may hold their meeting, and keep the books of the Corporation, outside the State of Ohio, at such places as they may from time to time determine but, if no transfer agent is appointed to act for the Corporation in Ohio, it shall keep an office in Ohio at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all Stockholders and all transfers of shares.

                                 COMMITTEES

         Section 4. The Directors may at any time elect three or more of their number as an executive committee or other committees, which shall, in the interval between meetings of the Board of Directors, exercise such powers and perform such duties as may from time to time be prescribed by the Board of Directors. Any such committee shall be subject at all times to the control and direction of the Board of Directors. Unless otherwise ordered by the Board of Directors, any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members. An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.

         Section 5. The committee shall keep regular minutes of their proceedings and report the same to the Board when required.

                          COMPENSATION OF DIRECTORS

         Section 6. Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board, a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation there for.

         Section 7. Members of the executive committee or other committees may be allowed like compensation for attending committee meetings.

                            MEETINGS OF THE BOARD

         Section 8. The first meeting of each newly elected Board shall be held at such time and place, either within or without the State of Ohio, as shall be fixed by the vote of the Stockholders at the annual meeting, of which two days' notice shall be delivered personally or sent by mail or telegram to each newly elected Director. Such meeting may be held at any place or time as may be fixed by the consent in writing of all the Directors, given either before or after the meeting.

         Section 9. Regular meetings of the Board may be held at such time and place, either within or without the State of Ohio, as shall be determined by the Board.

         Section 10. Special meetings of the Board of Directors may be held anytime upon the call of the Chairman of the Board of Directors, President, a Vice President, Treasurer, Secretary or any two members of the Board.

         Notice of any special meeting of the Board of Directors shall be mailed to each Director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held. If the purpose of the meeting, or other exigent events requires the Board of Directors to meet in a more timely manner, in the discretion of the individual(s) calling the meeting, such notice of the meeting may be given by telephone or in person as soon as practicable before the meeting, up to the start of such meeting called. if less than two (2) days notice is given, the purpose of the meeting must be specified in the notice. Every notice shall state the time and place of the meeting. Notice of any meeting of the board need not be given to any Director, however, if waived by him in writing or by telegraph, cable, radio, wireless, or telephonic communication whether before or after such meeting is held, or if he shall be present at such meeting and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the Directors shall be present thereat.

         Meetings of the Board of Directors, both regular and special, may also be held by the utilization of simultaneous telephonic communications linking all Directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the Corporation.

         Section 11. At all meetings of the Board a majority of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Regulations. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of adjournment of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

         Section 12. Unless the Articles or these Regulations prohibit the authorization or taking of any action of the Directors without a meeting, any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         Section 13. Removal of Director. A Director shall be removed from the Board of Directors only by the affirmative vote of the holders of 75% of the outstanding voting stock qualified to vote at a meeting for the election of Directors.

         Section 14. Nominations for the election of Directors may be made by the Board of Directors or by any Stockholder entitled to vote in the election of Directors. However, any Stockholder entitled to vote in the election of Directors at a meeting may nominate a Director only if written notice of such Stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an Annual Meeting of Stockholders, ninety (90) days in advance of the date in the current year, corresponding to the date of the previous year's annual meeting at which Directors were elected, and (b) with respect to an election to be held at a Special Meeting of Stockholders for the election of the Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to Stockholders. Each such notice shall set forth (a) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understanding between the Stockholder and each nominee and any other person or persons
(naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder, (d) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         In order for any person to be elected as a Director of this Corporation other than persons serving as Directors as of December 31, 1992, he/she shall meet each of the following qualifications:

         a) the Director elect shall be under the age of 72 as of the date of election, provided, however, that if such Director nominee is older than 72 but still active in the business community, in the sole discretion of the Board of Directors of the Corporation, the Director may be nominated and elected but only for one additional three-year term;
         b) such Director elect shall reside or have his/her principal business address within Wayne County National Bank's "market area" as then defined under the Community Reinvestment Act; and
         c) such Director elect shall own not less than $10,000 aggregate fair market value of common stock of this Corporation.

                                 ARTICLE IV
                                   NOTICES

         Section 1. Notices to Directors and Stockholders shall be in writing and delivered personally or mailed to the Directors or Stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors and Stockholders may also be given by telegram or telephone.

         Section 2. Notice of the time, place and purposes of any meeting of Stockholders or Directors as the case may be, whether required by law, the Articles of Incorporation or these Regulations, may be waived in writing, either before or after the holding of such meeting, by any Stockholder, or by any Director, which writing shall be filed with or entered upon the records of the meeting.

                                  ARTICLE V
                                  OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more assistant secretaries and assistant treasurers. Any two or more of such offices except the offices of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Regulations to be executed, acknowledged or verified by any two or more officers.

         Section 2. The Board of Directors at its first meeting after each annual meeting of Stockholders shall choose a President, a Vice President, a Secretary and a Treasurer, none of whom need be a member of the Board.

         Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors

                                THE PRESIDENT

         Section 6. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the Stockholders and Directors, shall be ex officio a member of the executive committee or any other committee, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                             THE VICE PRESIDENTS

         Section 8. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                   THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         Section 10. The Assistant Secretaries in the order of their seniority unless otherwise determine by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                   THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 14. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                 ARTICLE VI
                            CERTIFICATES OF STOCK

         Section 1. Each holder of shares is entitled to one or more certificates, signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation. Every certificate shall state that the Corporation is organized under the laws of Ohio, the name of the person to whom the shares represented by the certificate are issued, the number of shares represented by the certificate, and the par value of each share represented by it or that the shares are without par value, and if the shares are classified, the designation of the class, and the series, if any, of the shares represented by the certificate. There shall also be stated on the face or back of the certificate the express terms, if any, of the shares represented by the certificate and of the other class or classes and series of shares, if any, which the Corporation is authorized to issue, or a summary of such express terms, or that the Corporation will mail to the Stockholder a copy of such express terms without charge within five days after receipt of written request there for, or that a copy of such express terms is attached to and by reference made a part of such certificate and that the Corporation will mail to the Stockholder a copy of such express terms without charge within five days after receipt of written request there for if the copy has become detached from the certificate.

         Section 2. In case of any restriction on transferability of shares or reservation of lien thereon, the certificate representing such shares shall set forth on the face or back thereof the statements required by the General Corporation Law of Ohio to make such restrictions or reservations effective.

         Section 3. Where a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of the officers specified in
Section 1 of this article may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation, whose manual or facsimile signature has been placed upon such certificate, ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                              LOST CERTIFICATES

         Section 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                             TRANSFERS OF STOCK

         Section 5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6. For any lawful purpose, including without limitation, (1) the determination of the Stockholders who are entitled to receive notice of or to vote at a meeting of Stockholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2) and (3) above, shall not be more than sixty days, preceding the date of the meeting of the Stockholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

         Section 7. If a meeting of the Stockholders is called by persons entitled to call the same, or action is taken by Stockholders without a meeting, and if the Directors fail or refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of determining the Stockholders entitled to receive notice of or vote at such meeting, or to participate in the execution of written consents, waivers, or releases, then the persons calling such meeting or initiating such other action may fix a record date for such purposes, subject to the limitations set forth in Section 6 of this article.

         Section 8. The record date for the purpose of clause (1) of Section 6 of this article shall continue to be the record date for all adjournments of such meeting, unless the Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in Section 6 of this article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to Stockholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

         Section 9. The Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in
Section 6 of this article, including the date of the meeting of the Stockholders and the period ending with the date, if any, to which adjourned. If no record date is fixed there for, the record date for determining the Stockholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of Stockholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

         Section 10. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Ohio.

                                 ARTICLE VII
                             GENERAL PROVISIONS
                                  DIVIDENDS

         Section 1. The Board of Directors may declare and the Corporation may pay dividends and distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

         Section 2. Before payment of any dividend or distribution, there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                              ANNUAL STATEMENT

         Section 3. At the annual meeting of Stockholders, or the meeting held in lieu of it, the Corporation shall prepare and lay before the Stockholders a financial statement consisting of: A balance sheet containing a summary of the assets, liabilities, stated capital, if any, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of a date not more than four months before such meeting; if such meeting is an adjourned meeting, the balance sheet may be as of a date not more than four months before the date of the meeting as originally convened; and a statement of profit and loss and surplus, including a summary of profits, dividends or distributions paid, and other changes in the surplus accounts of the Corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of the balance sheet, or in the case of the first statement of profit and loss, from the incorporation of the Corporation to the date of the balance sheet.

         The financial statement shall have appended to it a certificate signed by the President or a vice President or the treasurer or an assistant treasurer or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the Corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent for the period covered thereby, or to the effect that the financial statements have been prepared on the basis of accounting practices and principles that are reasonable in the circumstances.

         Section 4. Upon the written request of any Stockholder made within sixty days after notice of any such meeting has been given, the Corporation, not later than the fifth day after receiving such request or the fifth day before such meeting, whichever is the later date, shall mail to such Stockholder a copy of such financial statement.

                                   CHECKS

         Section 5. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                 FISCAL YEAR

         Section 6. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                    SEAL

         Section 7. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Ohio." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                ARTICLE VIII
                                 AMENDMENTS

         Section 1. These Regulations may be amended or new regulations adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal, at any regular meeting of the Stockholders, or at any special meeting of the Stockholders if notice of the proposal to amend or add to the Regulations be contained in the notice of the meeting, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

         Section 2. Notwithstanding the provisions of Section 1 of this Article VIII, amendments to Article III, Section 1, 13 and 14 of these Regulations shall require the affirmative vote of the holders of 80% of the outstanding voting stock of the Corporation, unless such amendment is approved by a two-thirds majority of the "Continuing Directors" (or, if there is not an "Interested Stockholder," such amendment is approved by a majority vote of the whole Board of Directors), then such amendment procedure shall meet the requirements of
Section 1 of this Article VIII.

         For purposes of this Article VIII, Section 2, the terms "Continuing Director(s)" and "Interested Stockholder(s)" are as defined in Article Seventh of the Article of Incorporation.